United States

Securities And Exchange Commission

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

CAMPUS CREST COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2015, Campus Crest Communities, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the amended and restated employment agreement, effective as of May 1, 2015 (the “Amended Agreement”), with Aaron S. Halfacre, the Company’s president and chief investment officer, to amend and restate the provisions in the Amended Agreement relating to transactions bonuses. Pursuant to the Amendment, Mr. Halfacre is entitled is entitled to receive certain transactions bonuses in an aggregate amount not to exceed $1,000,000 upon the occurrence of certain Transactions (as defined in the Amendment), including the closing of a sale, merger, exchange, disposition or other transfer of all or substantially all of the outstanding equity interests of the Company or all or substantially all of the assets and business of the Company, or a recapitalization or refinancing of the overall business of the Company, and the closing of the dispositions of certain properties, if such Transactions occur by certain designated transaction dates as set forth in the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment to Amended and Restated Employment Agreement, dated as of September 25, 2015, between Campus Crest Communities, Inc. and Aaron S. Halfacre

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Scott R. Rochon
Scott R. Rochon
Chief Accounting Officer

Dated: October 1, 2015

Exhibit Index

Exhibit
Number	Description
10.1	Amendment to Amended and Restated Employment Agreement, dated as of September 25, 2015, between Campus Crest Communities, Inc. and Aaron S. Halfacre